UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2026

NETCAPITAL INC.

(Exact name of registrant as specified in charter)

Utah	001-41443	87-0409951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 925-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NCPL	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Common Stock	NCPLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On May 22, 2026, Netcapital Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Codesharp Corporation, a Canadian corporation (the “Seller”), pursuant to which the Company acquired substantially all of the Seller’s assets related to the NetNudge AI Agent Platform, other than excluded assets.

The NetNudge AI Agent Platform is described in the Purchase Agreement as a specialized artificial intelligence infrastructure provider and AI agent platform that allows users to create specialized AI agents to assist in running and automating business operations, customer engagement, workflow management, operational analytics, and enterprise decision-making.

The purchased assets include, among other assets related to the NetNudge AI Agent Platform, intellectual property, technology and software assets, systems, owned software, software source code and object code, repositories, documentation, development tools, configurations, prompt libraries, automation logic, datasets, training materials, APIs, operational intelligence systems, marketing materials, and data relating to potential customers, potential suppliers and other business development opportunities. NetNudge is an early-stage platform, and the Company did not acquire existing customer or supplier contracts or established customer or supplier relationships. The Purchase Agreement provides that the Company is assuming only specified post-closing obligations under assumed contracts and is not assuming indebtedness or pre-closing liabilities of the Seller.

As consideration for the purchased assets, the Company agreed to issue to the Seller 600,000 shares of the Company’s Series A Convertible Preferred Stock at closing. The Purchase Agreement also provides for the issuance of up to an additional 600,000 shares of Series A Convertible Preferred Stock upon achievement of a revenue milestone, for a maximum of 1,200,000 shares of Series A Convertible Preferred Stock that may be issued as consideration in the transaction. The revenue milestone is achieved only if the cumulative GAAP revenue of the acquired assets, excluding intercompany revenue and revenue derived from the Company’s pre-existing operations or other business units, equals or exceeds $3,000,000 during the period from June 1, 2026 through May 31, 2029, as reported in the Company’s audited consolidated financial statements included in the applicable annual report and confirmed in writing by the Company’s independent auditor.

Mr. John Fanning, Sr., the husband of the Company’s Chief Financial Officer, has served as an advisor to the Company and, prior to the closing of the transaction, provided advice to NetNudge with respect to the development of the NetNudge AI Agent Platform and the customization of the platform to be responsive to the Company’s anticipated business and operational needs. The Company does not have a formal advisory agreement with Mr. Fanning. Mr. Fanning is not a party to the Purchase Agreement and did not receive any separate consideration from the Company in connection with the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Purchase Agreement, the Company agreed to issue 600,000 shares of Series A Convertible Preferred Stock to the Seller at closing as consideration for the purchased assets. The Company also agreed to issue up to an additional 600,000 shares of Series A Convertible Preferred Stock if the revenue milestone described in Item 1.01 is achieved. Each share of Series A Convertible Preferred Stock has a stated value of $1.50 per share. Accordingly, the initial stated value of the consideration is $900,000, and the maximum stated value of the Series A Convertible Preferred Stock issuable in the transaction is $1,800,000.

The securities were issued in a transaction not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the exemption from registration provided by Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering.

Item 3.03. Material Modification to Rights of Security Holders.

On May 27, 2026, the Board of Directors of Netcapital Inc. approved the issuance of shares of the Company’s Series A Convertible Preferred Stock in connection with the Company’s acquisition of assets related to the NetNudge AI Agent Platform from Codesharp Corporation.

The Series A Convertible Preferred Stock has a par value of $0.001 per share and a stated value of $1.50 per share. The Company agreed to issue 600,000 shares of Series A Convertible Preferred Stock at closing and may issue up to an additional 600,000 shares of Series A Convertible Preferred Stock upon achievement of the revenue milestone described in Item 1.01 of this Current Report on Form 8-K.

The initial 600,000 shares of Series A Convertible Preferred Stock carry 2.5 votes per share while outstanding as preferred stock. Any additional shares issued upon achievement of the revenue milestone will be non-voting while outstanding as preferred stock. The Series A Convertible Preferred Stock is convertible into common stock only at the Company’s election, on a one-for-one basis, subject to customary adjustment for stock splits, stock dividends, combinations, recapitalizations and similar events. Holders of Series A Convertible Preferred Stock do not have the right to require conversion.

The Series A Convertible Preferred Stock is not entitled to cumulative dividends. If the Company declares a cash or stock dividend or other distribution on its common stock, holders of Series A Convertible Preferred Stock are entitled to participate on an as-converted basis, subject to the terms approved by the Board. Upon a liquidation event, holders of Series A Convertible Preferred Stock are entitled to receive, before any distribution to holders of common stock or other junior securities, an amount per share equal to the stated value of $1.50 per share, subject to the terms approved by the Board.

The issuance of the Series A Convertible Preferred Stock may affect the rights of holders of the Company’s common stock because the Series A Convertible Preferred Stock has voting rights, liquidation preferences, and conversion rights that are senior to, or may affect, the rights of holders of the Company’s common stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated May 21, 2026, by and between Netcapital Inc. and Codesharp Corporation.
3.1	Certificate of Designations, Rights and Preferences of Series A Convertible Preferred Stock of Netcapital Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Netcapital Inc. (Registrant)

	By:	/s/ Todd Violette
	Name:	Todd Violette
	Title:	Chief Executive Officer
Dated May 28, 2026

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